EXHIBIT 3.2
SECOND AMENDED AND RESTATED BYLAWS
OF
CUMBERLAND PHARMACEUTICALS INC.
ARTICLE I
NAME
     The affairs of the corporation shall be conducted using the name Cumberland Pharmaceuticals Inc., or such other name or names as the board of directors may from time to time authorize.
ARTICLE II
MEETINGS
     Section 1. Annual Meetings. An annual meeting of shareholders for the purposes of electing directors and transacting such other business as may properly come before the meeting shall be held at such date and time as shall be designated from time to time by the Board of Directors, the Chairman of the Board, or the Chief Executive.
     Section 2. Special Meetings. A special meeting of shareholders may be called for any purpose or purposes by the Board of Directors, and shall be called by the Chairman of the Board or the Chief Executive whenever shareholders owning at least two-thirds (2/3) of the votes entitled to be cast on any issue proposed to be considered at a proposed special meeting sign, date, and deliver to the Secretary one (1) or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held, including all statements necessary to make any statement of such purpose not incomplete, false or misleading, and include any other information specified in the rules and regulations of the Securities and Exchange Commission and which written request shall be accompanied by a certified check for fifty thousand dollars ($50,000) payable to the Corporation to help cover the Corporation’s expenses in connection with such meeting, including the preparation of proxy materials or information statements and the mailing of notices and proxy materials to shareholders. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.
     Section 3. Place of Meetings. Annual and special meetings of shareholders shall be held at the principal office of the corporation or at such other place, either within or without the State of Tennessee, as the Board of Directors, the Chairman of the Board, or the Chief Executive shall designate.

     Section 4. Notice of Meetings. Notice stating the date, time, and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is being called, shall be provided to each shareholder entitled to vote at such meeting no fewer than ten (10) days nor more than two (2) months before the date of such meeting. In the case of special meetings of shareholders, the notice of meeting shall include the purpose or purposes for which the meeting is being called. Notice may be in writing, or oral if reasonable in the circumstance, and notice shall be deemed provided when received or, if mailed, when deposited in the United States mail addressed to the shareholder at his or her address as it appears in the Corporation’s current record of shareholders, with first class postage affixed thereon. When a meeting is adjourned to another date, time, or place, it shall not be necessary to provide any notice of the adjourned meeting if the new date, time, or place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If after the adjournment, however, the Board of Directors fixes a new record date for the adjourned meeting pursuant to Section 8 of this Article II, a new notice of the adjourned meeting shall be provided.
     Section 5. Waiver of Notice. A shareholder may waive in writing any notice required by these Bylaws, provided that the waiver must be signed by the shareholder entitled to the notice and must be delivered to the corporation for inclusion in the minutes or for filing with the corporate records. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
     Section 6. Quorum and Voting. The holders of a majority of shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, the holder of such share is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for the adjourned meeting. A meeting may be adjourned despite the absence of a quorum. If a quorum exists, action on a matter, other than the election of directors, is approved by the shareholders if the votes cast favoring the action exceeds the votes cast opposing the action.
     Section 7. Proxies. A shareholder may vote his or her shares in person or by proxy and may appoint a proxy to vote or otherwise act for him or her by signing a proxy or other appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for eleven (11) months unless another period is expressly provided in the proxy or other appointment form. An appointment of a proxy is revocable by the shareholder unless the proxy or other appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as provided in the Tennessee Business Corporation Act.
     Section 8. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one (1) or more counterparts, and indicating each shareholder’s vote or abstention on the action, and such written consent or consents must be delivered to the corporation for inclusion in the minutes or for filing with the corporate records. A consent effected as provided in this section shall have the effect of a meeting vote and may be described as such in any document.
     Section 9. Record Date. For the purpose of determining the shareholders entitled to notice of or entitled to vote at any meeting of shareholders, or for the purpose of determining the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may fix a future date as the record date for such purpose, provided that such record date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed by the Board of Directors: (i) the record date shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the eleventh day next preceding the day on which such meeting is held; (ii) the record date for the determination of shareholders entitled to consent to an action in writing without a meeting shall be at the close of business on the eleventh day next preceding the date on which the first shareholder, being entitled so to do, signs such a consent; and (iii) the record date for the determination of shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors adopts the resolution or resolutions relating thereto. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.
     Section 10. List of Shareholders. After a record date has been fixed for a meeting, the Secretary shall prepare or cause to be prepared a complete list of the shareholders entitled to notice of the meeting, arranged in alphabetical order by class of stock and series, if any, and showing the address of each shareholder and the number of shares registered in the name of the shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held. If the right to vote at any meeting is challenged, the person presiding may rely on such list as evidence of the right of the person challenged to vote at such meeting.
     Section 11. Presiding Officer and Secretary. Meetings of the shareholders shall be presided over by the Chairman, or if the Chairman is not present or if the Corporation shall not have a Chairman, by the Chief Executive or the President, or if neither the Chairman, Chief Executive, President is present, by a chairman chosen by the Board of Directors. The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary of every meeting, but if neither the

Secretary nor an Assistant Secretary is present, a majority of the shareholders entitled to vote at such meeting shall choose any person present to act as secretary of the meeting.
     Section 12. Notice of Nominations. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations or by any shareholder entitled to vote in the election of directors generally. Any such shareholder nomination may be made, however, only if written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Corporation not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty days (120) in advance of the anniversary date of the proxy statement for the previous year’s annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called other than by written request of a shareholder, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten business days of such written request. In the case of any nomination by the Board of Directors or a committee appointed by the Board of Directors authorized to make such nominations, compliance with the proxy rules of the Securities and Exchange Commission shall constitute compliance with the notice provisions of the preceding sentence.
     In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
     Section 13. Notice of New Business. At an annual meeting of the shareholders only such new business shall be conducted, and only such proposals shall be acted upon, as have been properly brought before the meeting. To be properly brought before the annual meeting such new business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a shareholder. For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, and the proposal and the shareholder must comply with Rule 14a-8 under the Securities Exchange Act of 1934. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation within the time limits specified by Rule 14a-8.
     A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any financial interest of the shareholder in such proposal.
     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 13. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that new business or any shareholder proposal was not properly brought before the meeting in accordance with the provisions of this Section 13, and if he or she should so determine, he or she shall so declare to the meeting and any such business or proposal not properly brought before the meeting shall not be acted upon at the meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.
     Section 14. Conduct of Meetings. Meetings of the shareholders generally shall follow accepted rules of parliamentary procedure subject to the following:
     (a) The presiding officer of the meeting shall have absolute authority over the matters of procedure, and there shall be no appeal from the ruling of the presiding officer. If, in his or her absolute discretion, the presiding officer deems it advisable to dispense with the rules of parliamentary procedure as to any meeting of shareholders or part thereof, he or she shall so state and shall state the rules under which the meeting or appropriate part thereof shall be conducted.
     (b) If disorder should arise which prevents the continuation of the legitimate business of the meeting, the presiding officer may quit the chair and announce the adjournment of the meeting, and upon so doing, the meeting will immediately be adjourned.
     (c) The presiding officer may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.
     (d) The resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by a shareholder or duly authorized proxy other than the individual who proposed the resolution or motion.

     (e) Except as the President, Chief Executive, or Chairman may permit, no matter shall be presented to the meeting which has not been submitted for inclusion in the agenda at least thirty (30) days prior to the meeting.
ARTICLE III
DIRECTORS
     Section 1. Management. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors.
     Section 2. Number. The number of directors of the corporation shall be as fixed from time to time by the Board of Directors.
     Section 3. Election and Term of Office. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. Each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal.
     Except as prohibited by law or by the Charter, any nominee for election as a Director at a meeting of shareholders duly called and at which a quorum is present, in an uncontested election, who receives a greater number of votes cast “withheld” for his or her election than “for” such election (a “Majority Withhold Vote”) shall tender his or her resignation to the Board of Directors, or an applicable committee of the Board, for consideration following certification of such vote.
     The Board of Directors shall promptly consider the resignation offer, and a range of possible responses based on any facts or circumstances it considers relevant. The independent Directors who did not receive a Majority Withhold Vote shall appoint a committee amongst themselves to consider the resignation offers and will make a determination on how to proceed within 90 days following certification of the stockholder vote. The Corporation will publicly disclose each such resignation and the related action taken by the Board of Directors.
     The Board of Directors expects that any Director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. However, if the only Directors who did not receive a Majority Withhold Vote in the same election constitute three or fewer Directors, all Directors may participate in the action regarding whether to accept the resignation offers.
     An election will be deemed to be uncontested if no stockholder provides notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a Director election in the manner required by these Bylaws, or if any such shareholders have withdrawn all such nominations by the day before the mailing of notice of the meeting to shareholders.
     A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Notwithstanding the foregoing, unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
     Section 4. Resignation. Any director may resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board, the Chief Executive, or the corporation. A resignation shall be effective when notice thereof is so delivered, unless the notice specifies a later effective date.
     Section 5. Removal. The shareholders may remove one or more directors only for cause, and any such removal must be by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation at a meeting as described herein. A director may be removed by the directors with cause by a vote of a majority of the entire Board of Directors. A director may be removed only at a meeting of shareholders or directors called for the purpose of removing the director, and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting is the removal of a director or directors. As used herein, the term “cause” shall be defined to mean (i) violation of any policy of the Corporation or (ii) the grounds for judicial removal of a director as specified in Tenn. Code Ann. Sec. 48-18-109, as in effect on the date hereof.
     Section 6. Annual and Other Regular Meetings. An annual meeting of the Board of Directors shall be held on the date of the annual meeting of shareholders, at the place of such annual meeting of shareholders. The Board of Directors may provide for the holding of other regular meetings of the Board of Directors, and may fix the dates, times, and places thereof.
     Section 7. Special Meetings. A special meeting of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive, or any three (3) directors, at such date, time, and place as may be specified by the person or persons calling the meeting.

     Section 8. Notice. Notice of an annual or other regular meeting of the Board of Directors need not be provided. Notice stating the date, time, and place of any special meeting of the Board of Directors shall be provided to each director in writing, or it may be provided orally if reasonable in the circumstances, no fewer than two (2) days before such meeting. Notice shall be deemed provided when received or, if mailed, five (5) days after it is deposited in the United States mail addressed to the director at his or her address as it appears in the corporation’s current record of directors, with first class postage affixed thereon. Notice of an adjourned meeting need not be given if the time and place to which such meeting is adjourned are fixed at the meeting at which the adjournment is taken and if the period of adjournment does not exceed one (1) month in any one (1) adjournment. At the adjourned meeting, the Board of Directors may transact any business that might have been transacted at the original meeting.
     Section 9. Waiver of Notice. A director may waive in writing any notice required by these Bylaws, provided that the waiver must be signed by the director entitled to the notice and must be filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     Section 10. Quorum and Voting. A majority of the number of directors then in office shall constitute a quorum for the transaction of business, provided that at no time shall a quorum consist of fewer than one-third (1/3) of the number of directors then prescribed. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
     Section 11. Telephone Meetings. Any or all directors may participate in a meeting of the Board of Directors by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting, and participation in such a meeting shall constitute presence in person at such a meeting.

     Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each director in one (1) or more counterparts, and indicating each director’s vote or abstention on the action, and such written consent or consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Any action taken under this section shall be effective when the last director signs the consent, unless the consent specifies a different effective date. A consent effected as provided in this section shall have the effect of a meeting vote and may be described as such in any document.
     Section 13. Committees. Unless the Charter otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors.
The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Charter or these Bylaws to take action.
Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Charter, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.
     Section 14. Reliance Upon Information, Opinions, Reports, or Statements. To the full extent allowed by law, a director shall be, in the performance of his or her duties, protected in relying in good faith upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (i) one or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants, or other persons as to matters the director reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the Board of Directors of which he or she is not a member if the director reasonably believes the committee merits confidence.

ARTICLE IV
OFFICERS
     Section 1. General. The corporation shall have a President and a Secretary, and may have a Chairman of the Board, a Chief Executive, one or more Vice Presidents, a Treasurer, and such other officers as may from time to time be deemed advisable by the Board of Directors, the Chairman of the Board, or the President. Any two (2) or more offices may be held by the same person, except the offices of President and Secretary. The Chairman of the Board, the Chief Executive, the President, any Vice President, the Secretary, and the Treasurer shall be appointed by the Board of Directors. Each other officer may be appointed by the Board of Directors, the Chairman of the Board, or the President. Each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his or her successor has been appointed and qualified, or until his or her earlier death, resignation, or removal. The Chairman of the Board must be a director of the corporation. Any other officer may be, but is not required to be, a director of the corporation. Each officer shall have the authority and perform the duties set forth in these Bylaws or, to the extent consistent with these Bylaws, the duties prescribed by the Board of Directors or prescribed by an officer authorized by the Board of Directors to prescribe the duties of other officers.
     Section 2. Resignation. Any officer may resign at any time by delivering notice to the corporation. A resignation shall be effective when notice thereof is so delivered, unless the notice specifies a later effective date.
     Section 3. Removal. The Board of Directors may remove any officer at any time with or without cause, and any officer appointed by another officer may be removed likewise by such other officer.
     Section 4. Vacancies. Any vacancy occurring in any office for any reason may be filled by the Board of Directors or by an officer having the power of appointment with respect to the office in question.

     Section 5. Reliance Upon Information, Opinions, Reports, or Statements. To the full extent allowed by law, an officer shall be, in the performance of his or her duties, protected in relying in good faith upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (i) one or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent in the matters presented; or (ii) legal counsel, public accountants, or other persons as to matters the officer reasonably believes are within the person’s professional or expert competence.
     Section 6. Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the Board of Directors. The Chairman of the Board shall also perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe.
     Section 7. Chief Executive. The Chief Executive shall exercise general supervision over the management of the business and affairs of the corporation and shall perform such other duties and have such other powers as the Board of Directors shall from time to time prescribe. In the absence of the Chairman of the Board or in the event of his or her inability or refusal to act, the Chief Executive may perform the duties of the Chairman of the Board, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board.
     Section 8. President and Vice Presidents. The President shall perform such duties and have such powers as the Board of Directors shall from time to time prescribe. In the absence of the President or in the event of his or her inability or refusal to act, the Vice President, or in the event there is more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their appointment, may perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall also perform such other duties and have such other powers as the Board of Directors or the President may from time to time prescribe.
     Section 9. Secretary and Assistant Secretaries. The Secretary shall, when possible, attend all meetings of the shareholders and all meetings of the Board of Directors, shall prepare or supervise the preparation of minutes of the proceedings of the shareholders, the Board of Directors, and the Executive Committee and other committees, and shall keep such minutes, along with all written consents to action without a meeting, in a book or books devoted to that purpose. The Secretary shall be the officer primarily responsible for authenticating records of the corporation. The Secretary shall keep a record of the shareholders of the corporation, arranged alphabetically for class and series, if any, giving the names and addresses of all shareholders and the number of shares held by each, and shall cause such a list as of the appropriate record date to be open for inspection prior to and at any meeting of shareholders, as provided in Section 10 of Article II. The Secretary shall give, or cause to be given, notice of meetings of the shareholders and special meetings of the Board of Directors. The Secretary shall also perform such other duties as are generally performed by a secretary of a corporation and, in addition, shall perform such other duties and have such other powers as the Board of Directors or the President, or the Chairman of the Board if he or she is the Chief Executive, may from time to time prescribe. Any Assistant Secretary may, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties of the

Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive, the Secretary, or the Chairman of the Board if he or she is the Chief Executive, may from time to time prescribe.
     Section 10. Treasurer and Assistant Treasurers. The Treasurer shall have custody of the corporation’s funds and securities, shall keep or cause to be kept full and accurate accounts of receipts and disbursements, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as ordered by the Board of Directors or by an officer authorized by the Board of Directors so to order, taking proper vouchers for such disbursements, and shall render to the Board of Directors, the Chairman of the Board, and the Chief Executive an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall also perform such other duties as are generally performed by a treasurer of a corporation and, in addition, shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive, or the Chairman of the Board if he or she is the chief executive officer, may from time to time prescribe. Any Assistant Treasurer may, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Treasurer. Each Assistant Treasurer shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive, the Treasurer, or the Chairman of the Board may from time to time prescribe.
ARTICLE V
SHARES OF STOCK
     Section 1. Certificates. Unless the Board of Directors authorizes the issuance of some or all of the shares of the corporation as uncertificated shares, the shares of the corporation shall be represented by certificates signed on behalf of the corporation by the Chairman of the Board, the Chief Executive, or the President and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary. The certificates shall be in such form as shall be approved by the Board of Directors and shall be numbered and registered in the order issued. Each certificate shall include, as a minimum, the name of the corporation and that the corporation is organized under the laws of the State of Tennessee, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents.
     Section 2. Lost, Destroyed, or Stolen Certificates. The corporation may issue a new certificate in the place of any certificate previously issued and alleged to have been lost, destroyed, or stolen, on production of such evidence of loss, destruction, or theft as the Board of Directors may require. The Board of Directors may require the owner of such lost, destroyed, or stolen certificate, or his or her legal representative, to provide to the corporation a bond in such sum as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the Board of

Directors, to indemnify the corporation against any claims, loss, liability, or damage it may suffer on account of issuing a new certificate.
     Section 3. Transfers of Shares. Transfers of shares of the corporation shall be made on the stock transfer books of the corporation only as permitted in this section and only by the holder of record thereof, or by his or her duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed with such proof of the authenticity of the signature and of authority to transfer as the corporation may require. The corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.
ARTICLE VI
TRANSACTIONS IN WHICH A DIRECTOR OR OFFICER HAS AN INTEREST
     No transaction in which a director or officer has a direct or indirect interest shall be voidable solely for this reason, provided that (i) the material facts of the transaction and of the director’s or officer’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or such committee authorized, approved, or ratified the transaction by the affirmative vote of a majority of the directors on the Board of Directors, or on such committee, who had no direct or indirect interest in the transaction, except that such a transaction may not be authorized, approved, or ratified by a single director; (ii) the material facts of the transaction and of the director’s or officer’s interest were disclosed or known to the shareholders entitled to vote on the transaction, and the shareholders authorized, approved, or ratified the transaction; or (iii) the transaction was fair to the corporation. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action.
ARTICLE VII
INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS
     Section 1. General. The Board of Directors may indemnify any person authorized by the Tennessee Business Corporation Act, as amended, in the manner and to the extent set forth therein.
     Section 2. Insurance. The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising from his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article VII.
ARTICLE VIII
FISCAL YEAR
     The fiscal year of the corporation shall be fixed by the Board of Directors from time to time.
ARTICLE IX
CORPORATE SEAL
     The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.
ARTICLE X
AMENDMENTS
     These Bylaws may be amended or repealed, and new Bylaws may be adopted, by the Board of Directors or the shareholders, but no such action may be taken at any annual or special meeting of shareholders unless notice of such action is contained in the notice of such meeting.

14